HIGHWATER ETHANOL, LLC

December 1, 2011

Dear Highwater Ethanol, LLC Investor:

Highwater Ethanol, LLC {Highwater} is pleased to inform our investor owners of the signing of a Letter of Intent {LOI} regarding a business opportunity for Highwater Ethanol, LLC.

Highwater and Butamax Advanced Biofuels, LLC are in discussions to formalize a business relationship for the purpose of implementing Butamax biobutanol technology for commercial scale production of biobutanol at the Highwater Ethanol facility. This opportunity will allow Highwater to be on the cutting edge of advanced biofuel technology and to position itself as a leader in this area. To learn more about this advance fuel technology we encourage you to check out either Highwater Ethanol or Butamax web sites.

Highwater Ethanol Board of Directors and the Highwater Ethanol Management team continue to evaluate the biobutanol technology that Butamax has offered and will provide you with updates as appropriate. In the meantime, Highwater will continue to operate the same as we have in the past.

If you desire further information on this please contact Highwater Ethanol CEO Brian Kletscher.

Best regards,

HIGHWATER ETHANOL, LLC

Brian Kletscher
CEO

Toll Free: 888-667-3385

24500 US Highway 14
PO Box 96
Lamberton, MN 56152
Ph.: 507-752-6160
~~Toll Free: 800-MOREE85~~
Fax.: 507-752-6162
Email: info@highwaterethanol.com
www.highwaterethanol.com